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                                                                      Exhibit 21



                           SUBSIDIARIES OF THE COMPANY
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          Subsidiaries                                 State or Jurisdiction
                                                          of Incorporation
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
After The Fall Products, Inc.                           Ohio
J.M. Smucker (Pennsylvania), Inc.                       Pennsylvania
The Dickinson Family, Inc.                              Ohio
Henry Jones Foods Pty Ltd.                              Victoria, Australia
Juice Creations Co.                                     Ohio
Knudsen & Sons, Inc.                                    Ohio
Smucker Quality Beverages, Inc.                         California
Mary Ellen's Incorporated                               Ohio
Smucker Holdings, Inc.                                  Ohio
Santa Cruz Natural Incorporated                         California
Smucker Australia, Inc.                                 Ohio
J.M. Smucker (Canada) Inc.                              Ontario, Canada
Smucker International, Ltd.                             U.S. Virgin Islands
Smucker Latin America, Inc.                             Ohio
J.M. Smucker de Mexico, S.A. de C.V.                    Mexico (domesticated in Delaware)
Smucker Hong Kong Limited                               Hong Kong, People's Republic of China
Smucker U.K., Inc.                                      Ohio
Alternative Attitudes, Inc.                             Ohio
Sunberry Farms, Inc.                                    Ohio
Rocket Juice Company                                    California
Smucker Direct, Inc.                                    Ohio
Simply Smucker's Inc.                                   Ohio
J.M. Smucker (Scotland) Ltd.                            Scotland
Smucker do Brasil Ltda.                                 Sao Paulo, Brazil
Hallco No. 39 Pty. Ltd.                                 Victoria, Australia
Smucker Fruit Processing                                California
J.M. Smucker LLC                                        Ohio Limited Liability Company
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